Exhibit 10.1

EXECUTION COPY

VOTING AGREEMENT

This Voting Agreement (“Voting Agreement”), dated as of February 25, 2013, is among Glacier Bancorp, Inc., (“GBCI”), First State Bank (“First State Bank”) and Wheatland Bankshares, Inc. (the “Holding Company”), and the undersigned, each of whom is a director of the Holding Company and/or a principal shareholder of the Holding Company (a “Shareholder”). This Voting Agreement will be effective upon the signing of the Merger Agreement (defined below).

RECITAL

As an inducement for GBCI, First State Bank and the Holding Company to enter into the Plan and Agreement of Merger (the “Merger Agreement”) dated as of the date hereof, whereby, among other things, the Holding Company will merge with and into GBCI, and First State Bank will merge into GBCI’s wholly-owned subsidiary, Glacier Bank (the “Merger”), each of the Shareholders, for such Shareholder and his, her or its heirs and legal representatives, hereby agrees as follows:

AGREEMENT

1.	Voting and other matters. Each Shareholder will vote or cause to be voted all shares of the Holding Company’s common stock that such Shareholder beneficially owns, with power to vote or direct the voting of (the “Shares”), in favor of approval of the Merger Agreement and the Merger. In addition, each Shareholder who is a director of the Holding Company (“Director”) will (a) recommend to the shareholders of the Holding Company that they approve the Merger Agreement, and (b) refrain from any actions or omissions inconsistent with the foregoing, except as otherwise required by law, including, without limitation, the Directors’ fiduciary duties to the Holding Company and its shareholders.

2.	Beneficial Ownership. On the date hereof, the Shares set forth opposite such Shareholder’s name on Attachment A hereto (the “Owned Shares”) are owned of record or beneficially by Shareholder in the manner reflected thereon, include all of the Shares owned of record or beneficially by Shareholder and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) as set forth on Attachment A hereto, which encumbrances or other items do not affect in any respect the ability of Shareholder to perform Shareholder’s obligations hereunder. As of the date hereof Shareholder has, and at any meeting of the Holding Company’s shareholders in connection with the Merger Agreement and the transactions contemplated thereby, Shareholder (together with any such entity) will have (except as otherwise permitted by this Agreement), sole voting power (to the extent such securities have voting power) and sole dispositive power with respect to all of the Owned Shares, except as otherwise reflected on Attachment A.

3.	No Transfer. Until the earlier of the consummation of the Merger or the termination of the Merger Agreement, no Shareholder may sell, transfer, permit a lien or other encumbrance to be created with respect to, or grant any proxy in respect of (except for proxies solicited by the board of directors of the Holding Company in connection with the Holding Company shareholders’ meeting at which the Merger is presented for shareholder approval) any Owned Shares, unless all other parties to any such sale or other transaction enter into an agreement in form and substance satisfactory to GBCI embodying the benefits and rights contained in this Voting Agreement.

4.	Individual Obligations. Obligations of each Shareholder under this Voting Agreement are intended to be several and not joint.

5.	Shareholder’s Representation. Each Shareholder who is a Director of the Holding Company represents and warrants, severally and not jointly, that to such Shareholder’s actual knowledge, the shareholders listed as signatories to this Voting Agreement comprise all of the Directors; the Directors’ spouses and minor children; and trustees of any trusts for the benefit of the foregoing who have the power to direct the voting of Shares who own Shares individually or jointly with a Director.

6.	Miscellaneous.

a.	Severability. If any provision of this Voting Agreement or the application of such provision to any person or circumstances will be held invalid or unenforceable by a court of competent jurisdiction, such provision or application will be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Voting Agreement, will not be affected.

b.	Counterparts. This Voting Agreement may be executed in one or more counterparts, including facsimile counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

c.	Governing Law. This Voting Agreement will be deemed a contract made under, and for all purposes will be construed in accordance with, the laws of the State of Wyoming. Venue of any legal action or proceeding between the parties related to this Voting Agreement shall be in Yellowstone County, Montana, and the parties each consent to the personal jurisdiction of the courts of the State of Montana and the federal courts located in Montana. Each Shareholder agrees not to claim that Yellowstone County, Montana, is an inconvenient place for trial.

e.	Remedies. Any breach of this Voting Agreement entitles GBCI and the Holding Company to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which GBCI may be entitled.

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f.	Defined Terms. Unless otherwise defined herein, capitalized terms used in this Voting Agreement have the meaning assigned to them in the Merger Agreement.

g.	Termination of Agreement. The Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (i) the Effective Time; or (ii) the termination of the Merger Agreement in accordance with its terms.

Signatures appear on following page.

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This Voting Agreement is signed as of February 25, 2013.

GLACIER BANCORP, INC.	WHEATLAND BANKSHARES, INC.

By	By
Michael J. Blodnick	Mike C. Daly
President and Chief Executive Officer	President and Chief Executive Officer

FIRST STATE BANK

By
Ted L. Bentley
President and Chief Executive Officer

SHAREHOLDERS:

Brent D. Sherard	Bruce A. Hellbaum

E. Gerald Gebhart	Catherine Hellbaum

Mike C. Daly	Tamara M. Daly

Ted L. Bentley	Dixie L. Bentley

Stephen F. Schuermann	Robin L. Schuermann

[Signature Page to Voting Agreement]

Mike C. Daly Family Trust	Tamara M. Daly Family Trust
By: Mike C. Daly, Trustee	By: Tamara M. Daly, Trustee

Lauren M. Daly Educational Trust	Jonathan M. Daly Educational Trust
By: Mike C. Daly, Trustee	By: Mike C. Daly, Trustee

Patty L. Sherard Revocable Trust	Brent D. Sherard Revocable Trust
By: Patty L. Sherard, Trustee	By: Brent D. Sherard, Trustee

The Stephen F. & Robin L. Schuermann Family Trust	The Stephen F. & Robin L. Schuermann Family Trust
By: Stephen F. Schuermann, Co-Trustee	By: Robin L. Schuermann, Co-Trustee

Mark S. Schuermann Educational Trust	Robert D. Schuermann Educational Trust
By: Robin L. Schuermann, Trustee	By: Robin L. Schuermann, Trustee

John B. Bunker Revocable Trust of 2003	John B. Bunker Revocable Trust of 2003
By: Jeanie C. Bunker, Co-Trustee	By: Lambert Bunker, Co-Trustee

[Signature Page to Voting Agreement]

Attachment A

Name	Shares
Ted L. Bentley	2,316	(IRA	)

Ted L. and Dixie L. Bentley	1,419

John B. Bunker Revocable Trust of 2003	5,590

Jonathan M. Daly Educational Trust	260

Lauren M. Daly Educational Trust	660

Mike C. Daly	2,725	(IRA	)

Mike C. Daly Family Trust	12,100

Tamara M. Daly	1,940	(IRA	)

Tamara M. Daly Family Trust	9,290

E. Gerald Gebhart	2,270

Bruce A. and Catherine Hellbaum	1,407

Mark S. Schuermann Educational Trust	860

Robert D. Schuermann Educational Trust	860

Stephen F. and Robin L. Schuermann	475

The Stephen F. & Robin L. Schuermann Family Trust	1,950

Brent D. Sherard	2,087	(IRA	)

Brent D. Sherard Revocable Trust	610

Patty L. Sherard Revocable Trust	2,500

A-1